Exhibit 99.2

B&G FOODS ANNOUNCES CASH TENDER OFFERS AND CONSENT SOLICITATIONS FOR ITS

12% SENIOR SUBORDINATED NOTES DUE 2016 AND ITS 8% SENIOR NOTES DUE 2011

PARSIPPANY, N.J., January 8, 2010 — B&G Foods, Inc. (NYSE: BGS), a manufacturer and distributor of high quality, shelf-stable foods, announced today that it has launched cash tender offers and consent solicitations for any and all of its outstanding 12% Senior Subordinated Notes due 2016 (the “2016 Notes”) and any and all of its outstanding 8% Senior Notes due 2011 (the “2011 Notes” and, together with the 2016 Notes, the “Notes”).

Terms of the Tender Offers and Consent Solicitations

The Notes and other information relative to the tender offers are set forth in the table below:

		Principal	Per Security		As a % of Principal Amount
Securities	CUSP/ISIN Numbers	Amount Outstanding	Principal Amount	Total Consideration(1)(2)	Purchase Price(2)	Consent Payment	Total Consideration(1)(2)
12% Senior Subordinated Notes due 2016	05508RAB2 US05508RAB24	$69,540,885.70	$3.116551	$3.319127	103.500%	3.000%	106.500%

8% Senior Notes due 2011	05508RAC0 US05508RAC07	$240,000,000.00	$1,000.00	$1,023.75	99.375%	3.000%	102.375%

(1)

Total consideration for the 2016 Notes includes a consent payment of $0.093497 for each $3.116551 principal amount of 2016 Notes tendered and total consideration for the 2011 Notes includes a consent payment of $30.00 for each $1,000 principal amount of 2011 Notes tendered.

(2)	Does not include accrued and unpaid interest, which will be paid on Notes accepted for purchase.

The tender offers and consent solicitations are being made on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated January 8, 2010 and the related Letter of Transmittal and Consent (together, the “Tender Offer Documents”).

The total consideration (the “2016 Notes Total Consideration”) for the 2016 Notes tendered and accepted for purchase pursuant to the 2016 Notes tender offer will be $3.319127 for each $3.116551 principal amount of 2016 Notes tendered, as specified in the Tender Offer Documents and composed of a 2016 Notes Consent Payment and a 2016 Notes Purchase Price (as described below). Each holder who validly tenders its 2016 Notes and delivers consents to the Proposed Amendments (as defined below) applicable to the indenture governing the 2016 Notes prior to 5:00 p.m., New York City time, on January 22, 2010 (the “Consent Date”) will be entitled to a consent payment (the “2016 Notes Consent Payment”), which is included in the 2016 Notes Total Consideration, of $0.093497 for each $3.116551 principal amount of 2016 Notes tendered by such holder if such 2016 Notes are accepted for purchase pursuant to the tender offer. Each holder who tenders 2016 Notes after the Consent Date will be entitled to receive $3.225630 for each $3.116551 principal amount of 2016 Notes tendered by such holder (the “2016 Notes Purchase Price”) and will not be entitled to receive the 2016 Notes Consent Payment.

The total consideration (the “2011 Notes Total Consideration”) for the 2011 Notes tendered and accepted for purchase pursuant to the 2011 Notes tender offer will be $1,023.75 for each $1,000.00 principal amount of Notes tendered, as specified in the Tender Offer Documents and composed of a 2011 Notes Consent Payment and a 2011 Notes Purchase Price (as each term is described below). B&G Foods will pay accrued and unpaid interest up to, but not including, the applicable payment date. Each holder who validly tenders its 2011 Notes and delivers consents to the Proposed Amendments (as defined below) applicable to the indenture governing the 2011 Notes prior to the Consent Date will be entitled to a consent payment (the “2011 Notes Consent Payment”), which is included in the 2011 Notes Total Consideration, of $30.00 for each $1,000 principal amount of 2011 Notes tendered by such holder if the 2011 Notes are accepted for purchase pursuant to the tender offer. Each holder who tenders 2011 Notes after the Consent Date will be entitled to receive $993.75 for each $1,000 principal amount of 2011 Notes tendered by such holder (the “2011 Notes Purchase Price”) and will not be entitled to receive the 2011 Notes Consent Payment.

As a consequence of the prior separation of our Enhanced Income Securities into the component 2016 Notes and Class A common stock and the partial redemption of 2016 Notes completed in November 2009, the face value of each of our 2016 Notes is currently $3.116551. We accordingly have calculated the 2016 Notes Total Consideration on this basis in the table set forth above.  On a percentage basis, as also set forth in the table above, the 2016 Notes Consent Payment is 3.000% of the principal amount thereof, the 2016 Notes Purchase Price is 103.500% of the principal amount thereof and the 2016 Notes Total Consideration is 106.500% of the principal amount thereof.

The tender offers with respect to the 2016 Notes and the 2011 Notes will expire at 11:59 p.m., New York City time, on February 5, 2010, unless extended or earlier terminated. Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on January 22, 2010 unless extended by B&G Foods (the “Withdrawal Deadline”). Payments of the tender consideration for the Notes validly tendered and not validly withdrawn on or prior to the expiration date and accepted for purchase will be made pursuant to the Tender Offer Documents. Holders may not tender their Notes without delivering their consents to the Proposed Amendments applicable to each series of Notes and holders may not deliver their consents without tendering their Notes pursuant to the tender offers.  Any tender of Notes prior to the Withdrawal Deadline may be validly withdrawn and the corresponding consents may be revoked at any time prior to the Withdrawal Deadline, but not thereafter except to the extent B&G Foods is required by law to provide additional withdrawal rights. After the Consent Date, and subject to the conditions described below, B&G Foods may accept for purchase Notes validly tendered on or prior to the Consent Date (the “Initial Payment Date,” which is currently expected to be January 25, 2010, unless the Consent Date is extended).

In connection with the tender offers, B&G Foods is soliciting the consents of the holders of each series of Notes to proposed amendments to the respective indenture governing each series of Notes (in each case, the “Proposed Amendments”).The primary purpose of the consent solicitation and Proposed Amendments is to eliminate substantially all of the material restrictive covenants and certain events of default and related provisions in the indentures governing the Notes.

The consummation of the tender offers are conditioned upon, among other things, (i) B&G Foods having available proceeds from B&G Foods’ proposed senior notes offering and from cash-on-hand sufficient to pay the aggregate Total Consideration of each series of Notes; (ii) the tender of Notes representing a majority of the principal amount of each of the 2016 Notes and the 2011 Notes outstanding on or prior to the Consent Date; (iii) the execution of supplemental indentures implementing the Proposed Amendments applicable to each series of Notes; and (iv) satisfaction of the General Conditions (as defined in the Tender Offer Documents). If any of the conditions are not satisfied, B&G Foods may terminate the tender offers and return tendered Notes, may waive unsatisfied conditions and accept for payment and purchase all validly tendered Notes that are not validly withdrawn prior to expiration, may extend the tender offers or may amend the tender offers. Full details of the terms and conditions of the tender offers are included in the Tender Offer Documents.

Credit Suisse Securities (USA), LLC will act as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer or consent solicitation may be directed to Credit Suisse at (212) 325-5912 (collect) or (800) 820-1653 (toll free). Requests for copies of the Tender Offer Documents may be directed to D. F. King & Co., Inc. at (212) 269-5550 (collect) or (800) 859-8511 (toll free). Beneficial owners also may contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offers and the consent solicitation.

Neither B&G Foods, the Dealer Manager and Solicitation Agent, nor any other person makes any recommendation as to whether holders of any series of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the 2016 Notes, the 2011 Notes or any other securities. The tender offers and consent solicitations are being made only through and subject to the terms and conditions set forth in the Tender Offer Documents and related materials. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offers and consent solicitations.

Cautionary Notice Regarding Forward-looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in B&G Foods’ Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214

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